SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

TII NETWORK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

 DELAWARE

(State of Incorporation)

1-8048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York 11717

(Address of Principal Executive Offices) (Zip Code)

(631) 789-5000

(Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian J. Kelley as a Director

On April 3, 2008, the Company’s Board of Directors, upon the recommendation of the Company’s Nominating/Governance Committee, appointed Brian J. Kelley to the Company’s Board of Directors to fill a vacancy in Class I directors with a term expiring at the Company’s 2010 Annual Meeting of Stockholders. Mr. Kelley is President of TAMCO Technology, a business development company focused on telecommunications asset management and financing solutions, specializing in technologies for VoIP and TDM-based business telephone systems and video conferencing solutions. Mr. Kelley was not appointed to any Committee of the Board and is not presently expected to be appointed to any specific Committee of the Board until the Board’s meeting following the 2008 Annual Meeting of Stockholders scheduled to be held in May 2008, at which time the Board traditionally appoints Committee members.

Mr. Kelley will receive cash and equity compensation on the same basis as other non-employee directors. Cash compensation to non-employee directors, in general, is (i) $10,000 per annum payable quarterly or, alternatively, at such non-employee directors election made at or prior to the annual meeting of stockholders for the upcoming year, $11,750 of the Company’s Common Stock, which are subject to forfeiture in the event the non-employee director resigns or is removed for cause before the next annual meeting of stockholders, (ii) $1,000 for each meeting of the Board attended, (iii) $500 for each Audit, Compensation and Nominating/Governance Committee and $1,000 for each Executive Advisory Committee meeting attended as a member of the applicable Committee and (iv) reimbursement for reasonable travel and other expenses incurred in attending Board and Committee meetings. In accordance with the provisions of the Company’s 2003 Non-Employee Director Stock Option Plan, upon becoming a non-employee director, Mr. Kelley was granted an option to purchase 24,000 shares of the Company’s Common Stock at an exercise price of $1.83, the closing market price of the Company’s Common Stock on April 3, 2008. Each non-employee director in office immediately following the conclusion of each annual meeting of stockholders (whether or not elected at the meeting) is granted an annual option to purchase 10,000 shares of Common Stock, as well as an option to purchase 5,000 shares for each standing Committee of the Board on which the non-employee director will be serving (10,000 shares in the case of members of the Executive Advisory Committee) and an option to purchase 10,000 shares for each such Committee that the non-employee director will be serving as Chairperson (20,000 shares in the case of the Chairperson of the Executive Advisory Committee). Each option held by non-employee directors under the 2003 Non-Employee Direct Stock Option Plan is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director’s cessation of service) at an exercise price equal to 100% of the closing market price of the Company Common Stock on the date of grant.

There are no arrangements or understandings between Mr. Kelley and any other persons pursuant to which Mr. Kelley was selected as a director and there were no transactions between the Company and Mr. Kelley which require disclosure under Item 404(a) Regulation S-K.

On April 9, 2008, the Company issued a press release announcing the appointment of Mr. Kelley to our Board of Directors. A copy of the press release is attached as Exhibit 99.1 hereto.

2008 Equity Compensation Plan

On April 3, 2008, the Company’s Board of Director’s adopted, subject to stockholder approval at the Company’s 2008 Annual Meeting of the Stockholders scheduled to be held in May 2008, the Company’s 2008 Equity Compensation Plan (the “2008 Plan”). The 2008 Plan will replace the Company’s 1998 Stock Option Plan which expires on October 7, 2008. The following summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached to this Report as Exhibit 99.2 and is incorporated herein by reference.

The 2008 Plan authorizes the grant of awards not to exceed 1,000,000 shares of the Company’s Common Stock in the aggregate, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, recapitalizations, spin-offs, split ups and mergers and exchanges of shares and the like which result in a change in the number or kind of shares of Common Stock outstanding prior to the event.

The 2008 Plan permits the Board of Directors and the Compensation of the Board to grant incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (“ISOs”), non-qualified stock options which do not qualify as ISOs, stock appreciation rights (“SARs”), restricted stock and restricted stock units.

Awards may be granted under the 2008 Plan until April 2, 2018.

Employment Agreement with Kenneth A. Paladino

On April 3, 2008, the Company entered into an Employment Agreement with Kenneth A. Paladino, the Company’s President and Chief Executive Officer (the “Employment Agreement”). The following summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and a Restricted Stock Contract entered into pursuant to the Employment Agreement, copies of which are attached to this Report as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.

The Employment Agreement provides for a term ending on December 31, 2009 and continuing thereafter for three successive twelve month periods unless written notice is given by either party not to extend the term at least sixty days prior to the then effective expiration date. The Employment Agreement provides for Mr. Paladino to receive base compensation at the rate of $300,000 per annum and that Mr. Paladino is eligible to participate in any Company Executive Bonus Program that may be adopted (none presently in place). Mr. Paladino was also granted a restricted stock award covering 175,000 shares of the Company’s Common Stock under the Company’s 2008 Equity Compensation Plan and entered into a Restricted Stock Contract pursuant thereto. The Plan and the award to Mr. Paladino (and any benefits thereunder) are subject to stockholder approval at the Company’s 2008 Award Meeting of Stockholders scheduled to be held in May 2008. It is the intention of the Compensation Committee of the Board to substitute another form of long-term equity incentive compensation award for the restricted stock award if the Company’s stockholders do not approve the Company’s 2008 Equity Compensation Plan. The award vests on April 2, 2013 if Mr. Paladino remains employed by the Company on that date, subject to earlier vesting on a pro rata basis upon Mr. Paladino’s death, a Change in Control of the Company (in general, termination by Mr. Paladino within three months of a change in his duties or termination of his employment, in each case, within 18 months following a sale of all or substantially all of the Company’s assets, a consolidation or merger of the Company with any person as a result of which those who were the stockholders of the Company immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities or certain transactions that result in those who were directors of the Company immediately before the transaction ceasing to constitute a majority of the Board of Directors of the Company or any successor to the Company), the termination of Mr. Paladino’s employment by the Company without Cause (as defined) or his Resignation For Good Reason (as defined), in each case at a rate equal to the 1/60th of the number of shares subject to the award for each full month following the date of grant that Mr. Paladino was employed by the Company. Mr. Paladino is also eligible to participate in benefits offered to other executives and key management in accordance with the terms of the applicable plans. His salary and benefits are subject to periodic increases, but not decreases, at the discretion of the Company’s Board of Directors.

In the event of Mr. Paladino’s death or termination of his employment at the Company’s election by virtue of Disability (as defined), his Resignation for Good Reason (in general, a change in his duties that alters his overall authority, duties, responsibilities and status as Chief Executive Officer, the relocation of the Company’s principal place of business by more than 40 miles from its present location, a Change in Control (as defined), cessation of his position as President and Chief Executive Officer except as a result of disability or Cause (as defined), material breach by the Company of the Employment Agreement that is not cured within ten (10) days after notice, or, with certain exceptions, the insolvency, dissolution or liquidation of the Company), termination of his employment by the Company other than for Cause or if the Company fails to renew the Employment Agreement at the end if its initial or any additional term,Mr. Paladino and his beneficiaries or dependents will be entitled to 18 months of severance pay, a pro rata portion of his bonus (based on his most recent performance bonus) provided that the financial results of the Company the year of termination are substantially similar to its financial result for the period of his most recent performance bonus, a continuation for 18 months of the benefits being provided at the time and an acceleration of vesting of stock options held by him at the time which will remain exercisable for the greater of one year from the date of termination of employment or the period provided for under the applicable option or plan.

Mr. Paladino has agreed that, for 18 months following the termination of his employment for any reason not, directly or indirectly, to (i) engage in, acquire an ownership interest in, or manage, operate or control, participate in the ownership, management, operation or control of, or be connected with or have any beneficial interest in, or serve as a director, officer, employee, agent, consultant, partner, investor, or independent contractor for, any person that engages in any business which is competitive with the business conducted by the Company within the 12 months preceding the termination of his employment, (ii) induce or take any action which would cause any customer, prospective customer or licensee of the Company to cease doing business with, or to reduce the level of business, or otherwise interfere with the goodwill enjoyed by, the Company, (iii) induce any employee of the Company to leave the employ of the Company or interfere with the relationship between the Company and any employee or (iv) hire any person who was, at any time during the previous six months, an employee of the Company.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Press Release dated April 9, 2008, concerning the appointment of Brian J. Kelley as a director of the Company.
99.2	The Company’s 2008 Equity Compensation Plan.
99.3	Employment Agreement dated April 3, 2008 between the Company and Kenneth A. Paladino.
99.4	Restricted Stock Contract dated April 3, 2008 between the Company and Kenneth A. Paladino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC

Date: April 9, 2008	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Finance Treasurer,
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 9, 2008, concerning the appointment of Brian J. Kelley as a director of the Company.
99.2	The Company’s 2008 Equity Compensation Plan.
99.3	Employment Agreement dated April 3, 2008 between the Company and Kenneth A. Paladino.
99.4	Restricted Stock Contract dated April 3, 2008 between the Company and Kenneth A. Paladino.